UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Drew Industries Incorporated
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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By letter dated May 10, 2007, L. Douglas Lippert, a director of Registrant, resigned from the Board of Directors for personal reasons, effective immediately. Mr. Lippert also withdrew as a nominee for re-election at the Annual Meeting of Stockholders to be held on May 31, 2007. There was no disagreement between Mr. Lippert and Registrant on any matter relating to Registrant’s operations, policies or practices. Registrant reported this event on Form 8-K filed May 14, 2007.

On May 18, 2007, Registrant’s Board of Directors, in accordance with Registrant’s by-laws, elected Jason D. Lippert to fill the vacancy on the Board. Jason D. Lippert is the son of L. Douglas Lippert.

Jason D. Lippert, age 35, has been President and Chief Executive Officer of Lippert Components, a subsidiary of Registrant, since February 5, 2003. From May 2000, Mr. Lippert was Executive Vice President and Chief Operating Officer of Lippert Components, and from 1998 until 2000, Mr. Lippert served as Regional Director of Operations of Lippert Components. Effective January 1, 2007, Mr. Lippert was appointed Chairman of Lippert Components upon the resignation of L. Douglas Lippert as Chairman when his employment agreement expired.

There is no arrangement or understanding between Jason D. Lippert and any other person pursuant to which he was selected as a director. As an employee-director, Mr. Lippert is not expected to be named to any committee of the Board of Directors, and will not receive any additional compensation for serving as a director.

Additional information about Jason D. Lippert, including his employment agreement, 2006 compensation, benefits, perquisites, ownership of Registrant’s equity securities, payments on termination of employment, transactions with related persons, and other matters is incorporated herein by reference to Registrant’s Proxy Statement, dated April 18, 2007, with respect to the Annual Meeting of Stockholders to be held on May 31, 2007.

Because L. Douglas Lippert withdrew as a nominee for re-election as a director at the Annual Meeting of Stockholders to be held on May 31, 2007, the Board of Directors has proposed Jason D. Lippert to be elected as a director to fill the vacancy on the Board. Pursuant to the authority granted to the persons named as proxies in the Proxy Statement, such proxies will vote for Jason D. Lippert to serve as a director of Registrant until the 2008 annual election or until his successor is elected and qualifies.